SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Confidential, for use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                            LUCOR, INC.
            ------------------------------------------------
            (Name of Registrant as Specified In Its Charter)

            Lucor, Inc., Stephen P. Conway and Jerry B. Conway
           ------------------------------------------------
              (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.) :

     4. Proposed maximum aggregate value of transaction:

     5. Total Fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2. Form, Schedule or Registration Statement No.:

     3. Filing Party:

     4. Date Filed:

                              LUCOR, INC.
               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     To be held on _______________


TO THE SHAREHOLDERS
OF LUCOR, INC.

      NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Lucor, Inc., a Florida corporation (the "Company"), will be held at 2:00 PM, local time, on __________, at the Company's headquarters at 790 Pershing Road, Raleigh, North Carolina, 27608 to approve an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") which will effect a 20 to 1 reverse stock split of the Company's Class A Common Stock and Class B Common Stock.

     The Board of Directors has fixed the close of business on ________________ as the record date for determining those shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the proxy form sent to you as promptly as possible.

                         By Order of the Board of Directors,

                         /s/ Stephen P. Coway
                         -----------------------------------
                         Stephen P. Conway
                         Chairman and Chief Executive Officer


Raleigh, North Carolina


ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE URGED TO EXECUTE AND RETURN THE PROXY FORM AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY FORM MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                    SPECIAL MEETING OF SHAREHOLDERS
                            OF LUCOR, INC.
                         ____________________

                      PRELIMINARY PROXY STATEMENT
                         ____________________

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lucor, Inc., a Florida corporation (the "Company"), of proxies from the holders of the
Company's  Class A Common Stock (the "Class A Stock") for use  at  the
Special Meeting of Shareholders of the Company to be held at the corporate headquarters of Lucor, Inc, 790 Pershing Road, Raleigh, NC 27608 at 2:00 PM, local time, on _______________ or at any adjournments or postponements thereof (the "Special Meeting"). The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent or given to holders of Class A Stock is __________________. The Company's principal executive offices are located at its corporate offices at 790 Pershing Road, Raleigh, North Carolina 27608, and its telephone number is (919) 828-9511.

                     INFORMATION CONCERNING PROXY

      The enclosed proxy is solicited on behalf of the Company's Board of Directors (the "Board"). The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Special Meeting of Shareholders and the enclosed proxy will be borne by the Company. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies.

                        PURPOSE OF THE MEETING

     At the Special Meeting, the Company's shareholders will consider and vote to approve an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") which will effect a 20 to 1 reverse stock split of the Company's Class A Stock and Class B Common Stock (the "Class B Stock").
     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the amendment to the Articles as described herein. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specifications so made.

            OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

      The Board of Directors has set the close of business on _______________ as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 2,333,133 shares of Class A Stock outstanding and 502,155 shares of Class B Stock outstanding, all of which are entitled to one vote on the proposed amendment to the Articles.

                             REQUIRED VOTE

     Pursuant to the Articles and the Florida General Corporation law, the affirmative vote of the holders of a majority of the common shares that are present in person or by proxy at the Special Meeting is required to approve the proposed amendment. The representation in person or by proxy of a majority of the issued and outstanding shares of Class A Stock and Class B Stock (collectively, the "Common Stock") entitled to be cast is necessary to provide a quorum at the Special Meeting. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial owners thereof and, therefore, as shares not entitled to be cast thereon. Thus, although broker non-votes have no effect on the vote, they have the practical effect of reducing the number of affirmative votes required to approve the proposed amendment to the Articles by reducing the total number of shares entitled to vote thereon. Proxies sent to the Company that are marked "abstain" with respect to the approval of the proposed amendment will be counted for the purpose of determining the number of common shares represented at the Special Meeting, but will have no effect in determining whether the requisite vote has been obtained for approval of the proposed amendment other than the practical effect of reducing the number of affirmative votes required to approve the proposed amendment to the Articles by reducing the total number of shares entitled to vote thereon.

     Messrs. Stephen P. Conway and Jerry B. Conway, each of whom are directors and executive officers of the Company, directly or indirectly own all of the 502,155, outstanding shares of Class B Stock, and directly or indirectly own or by irrevocable proxy control the voting rights of 975,707 shares of the Class A Stock eligible to be cast on the approval of the proposed amendment to the Articles. These individuals have advised the Company that they intend to be present at the meeting, and to vote their shares for the approval of the Reverse Stock Split proposal. Since the number of shares of Common Stock held or controlled by these two shareholders represents a majority of the votes that may be cast at the Special Meeting, these shareholders will be able to approve the proposed amendment to the Articles, regardless of how the other holders of Class A Stock vote their shares.

                          REVOCATION OF PROXY

     The  giving  of a proxy does not preclude the right  to  vote  in person should any shareholder giving the proxy so desire. Shareholders have a right to revoke their proxy at any time prior to the exercise thereof, either in person, at the Special Meeting, or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Special Meeting.

                     REVERSE STOCK SPLIT PROPOSAL


Summary of Reverse Stock Split Proposal

     On February 9, 2000, the Board discussed the mechanics and anticipated effects of a possible reverse stock split of the Company's Class A Stock and the Class B Stock (the "Reverse Stock Split"). On September 28, 2000, the Board adopted a resolution, subject to shareholder approval, that the Articles be amended to effect an 20 to 1 reverse stock split of the Company's common stock, such that each 20 shares of existing Class A Stock and Class B Stock will be respectively combined into one share of "new" Class A Stock and one share of "new" Class B Stock. There are no material differences between the respective rights, preferences or limitations of the existing Class A Stock and Class B Stock and the "new" Class A Stock and the "new" Class B Stock. The form of amendment to the Articles to effect this transaction is attached hereto as Appendix A (the "Amendment").

     In order to complete the Reverse Stock Split, a majority of the stockholders entitled to vote at the Special Meeting must approve an amendment to the Articles. By approving this proposal, the stockholders authorize the Board to implement the Reverse Stock Split by filing the Amendment with Florida Secretary of State's office within ten (10) business days following the proposal's approval at the Special Meeting (hereinafter referred to as the "Effective Date"). The stockholders may not rescind their vote even if the timing of the Amendment may adversely affect any particular stockholder.

     The following table presents a summary of the effect of the Reverse Stock Split proposal on the Company's stockholders. Please note that we refer herein to our shareholders whose shares are registered in their own names as "Registered Stockholders."


      Stockholders as of           Net Effect After Reverse Stock
        Effective Date                          Split
------------------------------     -------------------------------
Registered Stockholders            Shares of Class A Stock will
holding 20 shares of Class A       be converted into one whole
Stock.  There are no holders       share of new Class A Stock.
of Class B Stock in this
category.

Registered Stockholders            Shares of Class A Stock and
holding more than 20 shares of     Class B Stock will be
Class A Stock or Class B           respectively converted into
Stock.                             one or more shares of new
                                   Class A Stockand Class B
                                   Stock on a 20-for-1 basis,
                                   with a cash payment for any
                                   shares that would otherwise
                                   result in fractional new
                                   shares.

Registered Stockholders            Shares ofClass A Stock will
holding fewer than 20 shares       be exchanged for a cash
of Class A Stock.  There are       payment.
no holders of Class B Stock in
this category.

Stockholders holding Class A       Nominees (such as a bank or
Stock in street name through a     broker) may have required
nominee, such as a bank or         procedures, and the Company
broker.  There are no holders      stockholder holding Class A
of Class B Stock in this           Stock in street name should
category.                          contact their nominees to
                                   determine how the Reverse
                                   Stock Split will affect them.

     In lieu of the issuance of any fractional shares, the Company will pay the fair value for those shares of Class A Stock and Class B stock that would otherwise be converted into fractional shares as a result of the Reverse Stock Split. The Board has determined that the fair value of such stock shall the greater of (i) the average closing price of Class A Stock for the twenty (20) trading days immediately preceding the initial preliminary filing of this Proxy Statement, and
(ii) the average closing price of Class A Stock for the twenty (20) trading days immediately preceding the Effective Date (the "Cash Payment"). Payment in lieu of issuance of a fractional new share will be made promptly after receipt of a properly completed letter of transmittal and stock certificates (see also the information under the caption "Exchange of Stock Certificates and Payment of Fractional Shares" contained in this Proxy Statement).

     There will be no service charge payable by stockholders in connection with the exchange of certificates or in connection with the payment of cash in lieu of the issuance of a fractional new share.

Background

     The Company has approximately 459 Registered Stockholders holding Class A Stock. Approximately 349 of such stockholders hold 10 shares or less of the Class A Stock (the "Small Stockholders"). In the aggregate, the Small Stockholders hold less than 0.15% of the Class A Stock. The large majority of these Small Stockholders are former employees of the Company that were granted a small number of shares in 1994 as a bonus to their regular compensation in connection with their employment with the Company. In early December 1999, management recognized the importance of being able to contact these Small Stockholders in a reasonable time period in order to adopt certain corporate strategies, including the ability of the Company to cease public registration of its Class A Stock.

     At the Board's February 2000 meeting, management expressed the above-stated views to the Board and presented a proposal for a 11 to 1 reverse stock split as a strategy for eliminating the Small Stockholders. Management also noted that the reverse stock split would have the probable effect of reducing the number of registered shareholders below 300, which would provide the Company the option to cease public registration of its Class A Stock. The Board discussed the advantages and disadvantages of eliminating the Small Stockholders. The Board also discussed the advantages and disadvantages of ceasing public registration of its Class A Stock. The Board agreed with the necessity to reduce or eliminate these Small Stockholders and approved the implementation of the 11 to 1 reverse stock split. The Board acknowledged that this action may grant the Company the option to terminate public registration of such stock, but directed management to complete the reverse stock split regardless of the issue regarding public registration the Class A Stock. The Board deferred the decision on ceasing public registration of the Class A Stock until a review of the market situation for the Class A Stock could be made following completion of the 11 to 1 reverse stock split.

        At the Board's May 2000 meeting, management informed the Board of a notice from Nasdaq stating that the Company was not in compliance with the continuing listing requirements of Nasdaq's SmallCap Market. Management also informed the Board that the Company had responded to Nasdaq with a plan for compliance and proposed that the Board delay implementation of the reverse stock split until it received Nasdaq's response to the plan. The Board delayed implementation of the Reverse Stock Split proposal, as well as the decision to cease public registration until it received Nasdaq's response to the plan.

     In August 2000, Nasdaq denied the Company's plan for compliance and terminated registration of the Class A Stock from Nasdaq's SmallCap Market. At the next Board meeting, on September 28, 2000, management proposed completing implementation of a reverse stock split, but with an increased ratio of 20 to 1. Management stated that the reason for the recommended increase in the split ratio was to minimize the number of fractional shares that would be created by the transaction, not to raise the number of eliminated shareholders (no more registered shareholders were projected to be eliminated by the increase). The Board approved completion of the Reverse Stock Split proposal, and implementation of a termination of public registration of the Class A Stock, if the Reverse Stock Split reduced the number of registered stockholders of this class to fewer than 300.

     Following the initial preliminary filing of this Proxy Statement and a Schedule 13E-3 contemporaneously filed pursuant to Rule 13e-3 under the 1934 Act, the Board met on December 12, 2000 to reconsider the factors concerning the fairness of the Reverse Stock Split, primarily focusing on the various factors for establishing a fair value of the Class A Stock for determining the Cash Payment in lieu of issuance of a fractional share of new stock. The results of this discussion are noted later in this discussion.

Purpose and Reasons for the Reverse Stock Split

     The purpose of the Reverse Stock Split proposal is to reduce the number of Small Stockholders and permit the Company to cease registration of the Class A Stock under the 1934 Securities and Exchange Act (the "1934 Act"). The Board recommends that the Company stockholders approve the Reverse Stock Split proposal to achieve this purpose for the reasons set forth below.

     For the Small Stockholders, typical transaction costs for public sale of Class A Stock significantly reduce the liquidity of the shares, since in most cases these transaction costs represent a large percentage of the value of their holdings (at current stock pricing trends). The Reverse Stock Split proposal will allow such stockholders to liquidate their holdings at a fair value without these transaction costs.

     For stockholders of the Company other than the Small Stockholders, reducing such a large number of small stockholders (over 75% of the existing stockholders) will result in savings to the Company by reducing the administrative costs of providing annual reports, proxy information and other shareholder services. In addition, since it is important in certain corporate transactions to be able to quickly communicate with its company stockholders, reducing such a large number of Company stockholders that cannot be readily located reduces delays in implementing corporation strategies. For example, the Company considered an issuer tender offer to reduce the number of shareholders to below 300 and allow it to cease public registration of its Class A Stock, but because of the difficulty in locating the Small Stockholders, it determined that such a strategy would not be practical.

     Another intended effect of the Reverse Stock Split is to position the Company for terminating registration of its class A stock under the 1934 Act. As a registered company, the Company is subject to the periodic reporting and proxy solicitation requirements of the Securities and Exchange Commission (the "SEC"). There is a
significant likelihood that the purchase of the fractional shares following the Reverse Stock Split will reduce the number of Registered Stockholders of Class A Stock to fewer than 300. We estimate that the number of Registered Stockholders of Class A Stock would be reduced to 110 following the completion of the Reverse Stock Split. If this occurs, the Company will be in a position to elect to cease registration of its Class A Stock under the 1934 Act.

     As part of its 1934 Act registration, the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from terminating registration of the Class A Stock include lower printing and mailing costs, less complicated disclosure due to the Company's private status; reduction in direct miscellaneous clerical and other expenses (e.g., the word processing, EDGARizing, telephone and fax charges associated with SEC filings) and elimination of the charges of brokers and transfer agents in forwarding materials to beneficial holders. The Company's auditors have also informed the Company, informally, that there will be a reduction in auditing fees.

     The Company also incurs substantial indirect costs due to 1934 Act registration as a result of the executive time expended to prepare and review such filings. Ceasing registration of the Class A Stock will reduce or eliminate these costs, as well as lower the risk of liability that typically attends public (as distinguished from private) company status.

     Based on its experience in prior years, the Company's direct costs, which include the fees and expenses of independent auditors, SEC legal counsel, printing, mailing, and SEC filing fees are estimated at approximately $50,000 annually. This amount, however, is just an estimate, and the actual savings to be realized may be higher or lower than such estimate. It is expected that the majority of the estimated savings will be not be realized until the fiscal year ending December 31, 2001.

     Another aspect of public registration is the disclosure of proprietary information, such as material contracts, acquisitions, growth strategies, and financial information regarding overall operations. Ceasing registration of the Class A Stock will increase the confidentiality of such proprietary information, which the Company believes can be analyzed by its competitors to place the Company at a competitive disadvantage.

     There are many advantages to being a publicly-traded company, including stock value, stock liquidity, and use of company stock to raise capital or make acquisitions. In the opinion of the Board, however, the pricing trends and trading volume of the Class A Stock has not allowed the Company to effectively take advantage of these benefits, at least to the extent of justifying the continuing direct and indirect costs of public registration. Furthermore, the Board does not believe that there will be a significant change in this equation in the near term.

     Another factor which has impaired the Company's ability to effectively take advantage of the benefits of public registration is the August 2000 de-listing of the Company's Class A Stock from trading on Nasdaq's SmallCap Market. Although the Class A Stock continues to be traded in the Electronic Bulletin Board Market, management believes that the de-listing has had detrimental effects on the trading volume and pricing of the Class A Stock, which contributes to the failure to realize some of the benefits of the Company's continued registration of the Class A Stock under the 1934 Act.

     The Company believes that size, revenue performance (current and projected), strategic partnering, earnings, cash flow and product mix are among the key factors considered by the investment community in valuing the stock of a public company. One of the Company's goals over the next several years is to enhance one or more of these factors so that the Company can consider whether to register its common stock for a public offering to effectively take advantage of a public market for its stock. The Board intends to evaluate these factors, and should the Board determine that the benefits of a public offering will likely outweigh the costs at that time, it intends to register the Company's stock in connection with a new public offering. There is, however, no assurance when or if such an offering will occur.

     Stockholders should note that the decision by the Board to terminate 1934 Act registration does not require stockholder approval and will not be voted on at the Special Meeting. Further, there is no assurance that the number of such stockholders will be fewer than 300 following the Effective Date. While the Company intends to cease public registration of its Class A Stock following the Reverse Stock Split, the Board may choose not to implement this strategy if the
Board determines that it is not then in the best interests of the Company and its stockholders given the then existing market conditions.

Fairness of Reverse Stock Split Proposal

     The Board believes that the Reverse Stock Split proposal, taken as a whole, is fair to and in the best interests of the Company and its stockholders, including unaffiliated stockholders, those stockholders who will receive the Cash Payment and those stockholders who will receive shares of new Class A Stock. The Board also believes that the process by which the Reverse Stock Split is to be approved is also fair. Stephen P. Conway and Jerry B. Conway, individually, believe that the Reverse Stock Split is fair to the shareholders of the Company and considered the same factors as the Board considered in reaching that conclusion. All references to considerations and conclusions by the Board as to fairness and to factors considered by the Board apply as well to Stephen P. Conway and Jerry B. Conway. The Board unanimously approved the Reverse Stock Split proposal and recommends that the stockholders vote for its approval and adoption. Each member of the Board who owns shares of Class A Stock and Class B Stock has indicated that he intends to vote in favor of the Reverse Stock Split proposal, including the Board members who are not employees of the Company.

     The Board considered a number of factors in determining the fairness of the Reverse Stock Split prior to approval of the proposed transaction. It recognized the existing liquidity concerns of the Small Stockholders. It recognized that by reducing the number of small stockholders would decrease (but not necessarily eliminate) the problems associated with not being able to readily communicate with a large portion of its stockholders. It also recognized that the
Reverse  Stock  Split  will also likely enable the  Company  to  cease public registration of the Class A Stock, so in making its determination of the fairness the Reverse Stock Split proposal, the Board also factored in the added administrative costs and resources involved in providing annual reports, proxy information and other shareholder services to such a large proportion of stockholders holding twenty shares or less. However, even if termination of 1934 Act registration is not implemented, the Board still concluded that the elimination of the Small Stockholders is in the best interests of the Company and its stockholders, when taken as a whole.

     The Board did not retain either an investment bank or other financial adviser to render a report or opinion with respect to the fairness  of  the Reverse Stock Split proposal to the Company  or  its
stockholders.   Management estimated that the cost of such  report  or
opinion would exceed $80,000. The Board determined that this expense was unwarranted since it concluded that the Board itself could adequately establish the fairness of the Reverse Stock Split proposal, without such report or opinion, by addressing the factors and considerations described in this section.

     The Board did not establish an unaffiliated representative to represent the unaffiliated stockholders of the Company in determining the terms of the Reverse Stock Split proposal because the Board concluded that there was sufficient representation in the decision-making at the Board level to protect the interests of unaffiliated stockholders. This decision was based on the fact that four of the six Board members are not controlled by, or under common control with the Company, and three of these Board members are not employees of the Company. In addition, no independent committee of the Board has reviewed the fairness of the Reverse Stock Split proposal because the Board concluded that such unaffiliated Board members could adequately convey their opinions and concerns to the entire Board without the need for the establishment of such a committee.

     The Board determined that the Reverse Stock Split proposal was substantively fair to all unaffiliated stockholders. In reaching this determination, the Board considered of the following supporting factors:

  - The Small Stockholders will be allowed to liquidate their holdings in a cost effective manner, a task that they could not otherwise accomplish since all of the Small Stockholders own ten shares of Class A Stock or less (one Small Stockholder owns one share), with a total estimated market value for each ten shares of less than $17.50 (calculated at $1.75 price per share - the highest closing price for Class A Stock during the third calendar quarter of
     2000). On December 1, 2000, Management conducted a summary review of the current pricing of transaction fees, and found that the lowest transaction fee for a stock trade was approximately $20.00 per trade. (The sole purpose of identifying estimated transaction fees ten share was to provide a context for establishing the approximate low-end cost of selling small stock holdings of Class A Stock in the public market relative to the estimated value of such holdings; its purpose was not to identify the absolute lowest cost or the best value with regard to brokerage services.)

  - The Reverse Stock Split will not change the rights, preferences or limitations of unaffiliated stockholders, with the exception of the Small Stockholders.

  -  No stockholder, whether affiliated or unaffiliated (other than the Small Stockholders), will have a material decrease in their percentage of ownership interest of the Company following the Reverse Stock Split and any decrease that will occur will equally apply to affiliated and unaffiliated stockholders. Any stockholder whose holdings are not in even multiples of 20 shares will experience a slight relative decrease in their percentage of interest after the split, but the maximum number of shares that could be affected would be nineteen. As an example, the percentage ownership interest of a stockholder with 2,019 shares would experience a relative decrease of 0.0005722% of his or her interest following the Reverse Stock Split due to the cancellation of the nineteen odd lot shares in return for a
     Cash  Payment.   We have qualified  the foregoing statements   as
     "relative decreases" because the percentage of ownership  of  the
     remaining  shareholders  following  the  split,  affiliated   and
     unaffiliated, will be slightly increased to the extent of the cancellation of the Small Stockholders' holdings and any other odd-lot holdings that are not in an even multiple of 20 shares.

  - Small Stockholders can retain their ownership in the Company by increasing their number of shares to 20. All Small Stockholders, but one own 10 shares of Class A Stock, so all but one Small Stockholder wishing to remain a stockholder of the Company may do so by purchasing 10 shares of stock. The highest closing price for Class A Stock in November 2000 on the OTC Electronic Bulletin Board was $1.031 per share and the lowest closing price during such period was $0.563 per share. Consequently, using the forgoing pricing, a Small Stockholder could remain a stockholder of the Company for a price estimated at or between $10.31 and $5.63, plus transaction fees.

  - Only the Small Stockholders will cease to be stockholders of the Company following the split and they are the only stockholders who will lose a significant percentage of their existing ownership interest in the Company. As generally described in the information contained herein in the sections captioned "Background" and "Purpose and Reasons for the Reverse Stock Split," locating and communicating with the Small Stockholders has not been feasible despite efforts to
     do  so.   Conditioning  the approval of the Reverse  Stock  Split
     transaction on the affirmative by majority vote of the unaffiliated stockholders would not reflect the collective judgment of the Small Stockholders because the Board determined that it would be unlikely that large number of such stockholders would vote (in person or by proxy) due to the historical difficulties in communicating with the Small Stockholders. The Board therefore concluded that the interests of the unaffiliated stockholders who were directly impacted by the split would not be represented because they would not likely be aware of the importance of the vote and, even if they were aware, their interests would represent a minority of the unaffiliated stockholders. Since, unlike the Board, the unaffiliated shareholders have no fiduciary duty to fellow stockholders, the Board decided that it should not grant the veto on the Reverse Stock Split to the unaffiliated stockholders. Even if the Small Stockholders could be effectively communicated with, so as to allow such stockholders to convey the interests of the majority of this group, the holdings of the Small Stockholders represent less than 0.15% of the ownership interests of the Company. Since the Board has a fiduciary duty to the Company and its stockholders in toto, it determined that an abrogation of the responsibility for the decision to move forward on the Reverse Stock Split transaction to group holding such a small interest in the Company would also be incorrect.

  - The Board ascertained to its satisfaction that this transaction was not the typical Rule 13e-3 "going private" transaction, which involves the involuntary or threat of involuntary purchase of all of the ownership interests of the unaffiliated stockholders. In the Reverse Stock Split transaction the unaffiliated stockholders, other than the Small Stockholders, will retain their percentage ownership in the Company in all material respects . The ownership interests of the Small Stockholders will be terminated as a result of the Reverse Stock Split (unless they purchase additional shares as described above), but the Board concluded that the completion of the split will be an overall benefit to the Small Stockholders because of the illiquidity issues discussed above.

     As part of its considerations, the Board took note of potential liquidity concerns of certain minority stockholders should the Company, as expected, cease public registration of the Class A Stock. Excluding the holdings of the Board, approximately 40% of the outstanding shares of Class A Stock are publicly registered . While this issue relates to the ceasing of public registration, rather than the Reverse Stock Split, the Board acknowledged that the split facilitates this action and therefore the Board identified it as a contradicting factor. The Board weighed this contradicting factor against what it had determined were the overall benefits to the stockholders and the Company for this Reverse Stock Split and concluded that this concern was insufficient to outweigh such benefits in light of the considerations and conclusions stated in this section.

     The   Board  believes  that  the  Reverse  Stock  Split  is  also substantively fair because the Board determined in good faith that the Cash Payment to be paid for stock in lieu of issuance of fractional shares constitutes a fair value. Section 607.0604 (5) of the Florida Statutes states that, "when a corporation is to pay in money the value of fractions of a share, the good faith judgment of the board of directors as to the fair value shall be conclusive."

       The Board adopted the current market price methodology as the most appropriate measure of Payment in lieu of issuance of fractional shares, and therefore this methodology was given the maximum weight. The Company has been implementing an aggressive growth plan since the initial public registration of the Class A Stock at the end of 1994. Since 1995, the Company has made major acquisitions of services center in each year and increased its operating service centers by a factor of five. In order to accurately value a company, the Board reasoned that the valuation must reflect its current operating characteristics. Consequently, the Board concluded that the current market price was the best reflection of the value of such stock because any historical measure would not reflect the company that is being valued in connection with the Reverse Stock Split. After reviewing reverse stock splits by other publicly-traded companies, management informed the Board that using current market pricing of a publicly traded stock prior to the effective date of a reverse stock split is an accepted method of valuation for payment of fractional shares resulting from a reverse stock split. The Board also considered other valuation methods and factors, but rejected each as discussed below:

  - Historical market prices - The Board gave no weight to this factor because it did not feel that historical market pricing accurately reflected the current value of the Class A Stock due to the aggressive growth nature of the Company (as described in the foregoing paragraph). Based on the foregoing, the Board decided against further analysis of this factor in determining the fair value for the Cash Payment.

  - Net book value - Management recommended that the Board give no weight to this factor because it maintained that book value is not any appropriate measure for establishing the fair value for the Cash Payment as it is an accounting methodology that is based on the historical cost of the Company's assets, and therefore does not reflect current value. The Board concurred with management's recommendation and did not give any weight to this factor.

  -  Going concern value - Management described to the Board that a going concern valuation is an attempt to establish the present value of future earnings of a company in the context of what returns an investor could expect to receive on his or her investment over a future period. Two key factors in using this methodology valuation are establishing a reasonably accurate forecast of earnings and identifying an appropriate discount rate to establish the present value of such future earnings. To establish a reasonably accurate forecast of earnings, management suggested that the Board would need to review (i) historical earnings, (ii) the Company's current financial condition, and (iii) any future earnings projections. However, management recommended, and the Board agreed, that a going concern value could not be established with reasonable accuracy because of the changing nature of the Company due to recent acquisition growth which would make it too difficult to arrive at a reasonable forecast of earnings for this purpose. The Board reasoned that the Company was still assimilating the significant store acquisitions in 1999 (which nearly doubled the number of stores operated by the Company) and therefore, management could not predict the Company's future performance with the accuracy necessary for this
     purpose.   A  majority  of these acquired  stores  were  formerly
     competitors of the Company or the "Jiffy Lube" franchise, and the Board noted the uncertainty of accurately predicting final patronage decisions by customers formerly loyal to such competitors. The Board also noted that the effects on the Company's financial and human resources in assimilating such a large number of stores was still in process and this would add to the uncertainty in forecasting earnings. The Board concluded that each of these uncertain factors was sufficient to reject going concern value in determining the fair value for the Cash Payment. For more information on the acquisitions described in this paragraph, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated herein by reference.

  -  Liquidation value - Following discussions with management, the
     Board determined that the usefulness of this method of valuation requires the existence of a viable market for sale of the Company's
     assets.   The Board then determined that there is no ready market for the sale of the Company's assets, which represent the largest number of franchised quick oil change and lubrication centers in the United States, and therefore decided not to give weight to this valuation method as a factor in establishing the fair value of the Cash Payment. The Board decided further analysis of this factor was unnecessary for determining the fair value of the Cash Payment because of the foregoing conclusion and the considerations and conclusions described in the foregoing discussion on book value.

  - Comparative Company Analysis - The Company is the only publicly-traded owner and operator of franchised quick oil change and lubrication centers. The Board did not believe that a company could be identified with sufficient similar characteristics to the Company for use in establishing the fair value of the Cash Payment using this methodology. Consequently, the Board decided further analysis of this valuation method was unwarranted.

  - The Company has not purchased any of its stock so the Board did not consider this factor in establishing the fair value of the stock for the Cash Payment.

  - The Company and its affiliates are not aware of any firm offers to purchase the Company that have been made during the past two years by any unaffiliated person. Consequently, the Board did not consider this factor in establishing the fair value of the stock for the Cash Payment.

  - The Company has not engaged in a merger or consolidation with another company or in the sale or other transfer of a substantial part of its assets in the last two years, so the Board did not consider this factor in establishing the fair value of the stock for the Cash Payment.

  - There have not been any purchases of the Company's stock that would enable the holder to exercise control of the Company. Therefore, the Board did not consider this factor in establishing the fair value of the stock for the Cash Payment.

     After establishing current market pricing of the Class A Stock as the method of calculating in the Cash Payment, the Board focused on identifying the appropriate date or time period in which to apply to this method. After reviewing reverse stock splits by other publicly-traded companies, management informed the Board that five to ten trading days is the typical period used to minimize temporary fluctuations in pricing which do not reflect the true market valuation of the stock. The Board noted that the historic volatility of the Class A Stock, due to its low trading volume, dictated that a longer period should be adopted to minimize these effects and chose 20 days as a fairer measure.

     The Board further considered the possible adverse effect on stock pricing caused by the disclosure of the Company's intention to terminate public registration of the Class A Stock. Consequently, the Board adopted the 20-day period immediately prior to the initial preliminary filing of this Proxy Statement because this would reflect market valuation prior to the disclosure. The Board also concluded that the Cash Payment should not be less than the market value immediately prior to the Effective Date since this date constitutes the date of purchase of the stock and hence the purchase price should at least reflect the market valuation as close to this time as practical given the stock volatility issues described in the foregoing paragraph. Because of the uncertainty inherent in any valuation, the Board also concluded that the Cash Payment should constitute the greater value of the two established periods to ensure maximum fairness to the Small Stockholders, since their ownership interest in the Company would be terminated (absent any action on their behalf to remain stockholders by purchasing additional shares). Therefore, the Board determined that the Cash Payment should be determined by the greater of (i) the average closing prices of Class A Stock for the twenty (20) trading days immediately preceding the initial preliminary filing of this Proxy Statement, and (ii) the average of bid and asked prices of Class A Stock for the twenty (20) trading days immediately preceding the Effective Date.

     The Company's Chief Executive Officer and it's President are the only holders the shares of Class B Stock. The total number of shares of Class B stock to be purchased by the Company in lieu of issuance of fractional shares will be 15 shares, with a total estimated Cash Payment equal to less than $17.00. The holders of the Class B Stock have greater voting rights than the holders of the Class A Stock since under the Articles the holders of Class B Stock have the right to elect a majority of the directors of the Company. The Board determined that the amount of the potential Cash Payment for Class B Stock for purchase in lieu of issuance of fractional shares will be too small to warrant further discussion or expenditures of resources for determining the fairness of such consideration. Consequently, the Board has determined that the cash payment for the Class B Stock shall be the same as the cash payment for of the Class A Stock for purposes of this transaction (as determined using the above established method).

     The Board considered an independent analysis and evaluation of the fair market value of the Class A Stock and Class B Stock that would be converted into a fractional share, but, as noted earlier, determined that the time and expense of an independent analysis and evaluation was unjustified in the circumstances because the Board concluded that the method of valuation chosen by the board was a fair representation of value of the stockholdings for the reasons stated above.

     The Board discussed two alternative transactions for reducing or eliminating the Small Stockholders, a tender offer and open market purchases. The Board, however, determined that either of these alternatives would not result in shares being tendered by a sufficient number of record stockholders so as to accomplish the Company's objectives. It was thought unlikely that many holders of small numbers of shares would be aware of the offer to tender since a large percentage of these stockholders cannot be located to provide them with the tender materials, and even if they were aware of the offer it is unlikely that they would make the effort to tender their shares in sufficient numbers to accomplish the Company's objective. The Board ultimately determined that the Reverse Stock Split proposal was the preferred method.

     After consideration of all the forgoing factors, all of the directors, including those who are not employees of the Company, have determined that the Reverse Stock Split proposal is procedurally and substantially fair to the stockholders of the Company, including the unaffiliated stockholders and the Small Stockholders.

     The  Board  also considered the timing of implementation  of  the
Reverse Stock Split proposal and the intended termination of the Company's 1934 Act registration for the Class A Stock. The Board concluded that the continued monetary and human resource expense of such registration was unjustified given the Company's inability to effectively take advantage of many of the benefits of public registration. To achieve the savings from termination, the Board instructed management to implement the Reverse Stock Split proposal and termination of registration of the Class A Stock as soon as practicable. Please see the section contained herein captioned "Purpose and Reason for the Reverse Stock Split Proposal" for further discussion of the expenses of registration and the Company's experiences with respect to the benefits of such registration.

     With respect to its intent to terminate the Company's 1934 Act registration, the Board has considered and will continue to consider the effect that terminating the registration of the new Class A Stock might have on the market for the holders of the Class A Stock and the ability of those stockholders to buy and sell their shares. The Board also has considered and will continue to consider whether the value of the Class A Stock is being fully recognized in the public market, and as a result, whether the Company can effectively take advantage of a public market for its stock The Board also has considered and will continue to consider the need to protect the confidentiality of the Company's proprietary information, along with the potential direct cost savings and savings related to the time and effort currently required of management to comply with the reporting and other requirements associated with a reporting company. After taking into account all of the considerations and conclusions described herein with respect to the benefits and disadvantages of registration of the Class A Stock under the 1934 Act at the present time, the Board has determined that it will terminate registration of Class A Stock under the 1934 Act as soon as practical following the Reverse Stock Split absent any significant changes in the foregoing considerations that would result in the Board determining that the benefits of continued registration would outweigh the disadvantages. The Board does not foresee any such change in circumstance in the reasonably near future. See also the section contained herein captioned "Purpose and Reason for the Reverse Stock Split Proposal."

Potential Detriments of Reverse Stock Split Proposal to Stockholders; Accretion in Ownership and Control of Certain Stockholders

     The potential detriments to stockholders who remain as holders of new Class A Stock after effecting the Reverse Stock Split and termination of registration under the 1934 Act include decreased liquidity and decreased access to information about the Company. Upon termination of registration of the Class A Stock, the Company will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act. Since there will no longer be a public market for the purchase and sale of the stock, the liquidity and market value of the shares of Class A Stock will be adversely affected.

     If the Reverse Stock Split proposal is effected, the Company believes that 110 Registered Stockholders of new Class A Stock will remain (based on the Company's current stockholder records). In addition, individuals who are members of the Board and executive officers of the Company now owning approximately 24% of the Class A Stock will own approximately 25% of the new Class A Stock after the Reverse Stock Split (the proportionate holdings of the Class B Stock will not be affected). Control of the Company by Messrs. Stephen P. Conway and Jerry B. Conway as generally described in the information contained herein in the section captioned "Security Ownership and Certain Beneficial Owners and Management," will not be materially affected by the Reverse Stock Split.

Conduct of the Company's Business after Reverse Stock Split

     The Company expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the Reverse Stock Split is not anticipated to have any effect upon the conduct of its business.

     Other than as described in this Proxy Statement, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business. See also the information contained herein in the section captioned "Purpose and Reasons for the Reverse Stock Split."

     As a result of the Reverse Stock Split, the Company plans to become a privately held company by termination of registration of the Class A Stock under the 1934 Act, if the number of Registered Stockholders is fewer than 300. In addition, because the new Class A Stock will be held by fewer than 300 registered holders, the Company will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the 1934 Act, its officers and directors and stockholders owning more than 10% of the Class A Stock will be relieved of certain reporting obligations under the 1934 Act, and the Company will cease filing periodic reports under the 1934 Act.

Structure of Reverse Stock Split

     The Reverse Stock Split is of the Class A Stock and the Class B Stock. If the Reverse Stock Split proposal is approved and occurs, the Reverse Stock Split will occur on the Effective Date. Assuming stockholder approval of the Reverse Stock Split proposal is obtained, the Company will file the Amendment within 10 business days of the proposal's approval at the Special Meeting. The structure of the Reverse Stock Split, for each stockholder is as follows:

          1. Registered Stockholders with Fewer Than 20 Shares. If the Reverse Stock Split proposal is implemented and you are a Registered Holder of fewer than 20 shares of Class A Stock of the Effective Date, you will receive a Cash Payment instead of a fractional share of new Class A Stock. After the reverse split, you will have no further interest in the new Class A Stock. You will not have to pay any service charges or brokerage commissions in connection with the Reverse Stock Split or the Cash Payments. There are no holders of Class B Stock in this category.

          2. Registered Holder With 20 or More Shares. If the Reverse Stock Split proposal is implemented and you are a Registered Holder of 20 or more shares of Class A Stock or Class B Stock as of the Effective
     Date, we will convert your shares into 1/20 of the number of shares you held immediately prior to the reverse split, with a Cash Payment for any shares that would otherwise result in fractional new shares.
     For example, if you are a Registered Holder of 2,010 shares of Class A Stock immediately prior to the Effective Date, your shares will be converted to 100 shares of new Class A Stock and you will receive a Cash Payment for 10 shares.


          3. Beneficial Owners of the Company Stock. Nominees (such as a bank or broker) may have required procedures, and stockholders holding
     Class A Stock in street name should contact their nominees to determine how they will be affected by the Reverse Stock Split. NOTE:
     If you are a beneficial owner of fewer than 20 shares of Class A Stock or the beneficial owner of more than 20 shares of Class A Stock, but not in an even multiple of 20, and you want to have your shares exchanged for Cash Payment, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the Effective Date.

     In the event any certificate representing shares of Class A Stock or Class B Stock is not presented for exchange or Cash Payment upon request by the Company, the new Class A Stock, Class B Stock, or the Cash Payment, as applicable, will be administered in accordance with the relevant abandoned property laws. Until new Class A Stock, Class B Stock or Cash Payments have been delivered to the public official pursuant to the abandoned property laws, such Cash Payments or certificates will be paid to the holder thereof or his designee, without interest, at such time as the stock certificate has been properly presented for exchange or Cash Payment.

     The Reverse Stock Split is structured to be a "going private" transaction as defined in Rule 13e-3 promulgated under the 1934 Act because it is intended to, and, if completed, will likely terminate the Company's reporting requirements under the 1934 Act. In connection with the Reverse Stock Split proposal, the Company has filed with the SEC a Schedule 13E-3 pursuant to Rule 13e-3 under the 1934 Act.

Exchange of Stock Certificates and Payment of Fractional Shares

     Oxford Transfer and Registrar have been appointed the exchange agent (the "Transfer Agent") to carry out the exchange of certificates for new Class A Stock. Registered Stockholders will receive a letter of transmittal after the Reverse Stock Split is completed. These stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent before they can receive new Class A Stock, Class B Stock and/or the Cash Payment for those shares. You should not submit any certificates until requested to do so.

     If the Reverse Stock Split is effected, each Registered Stockholder who holds fewer than 20 common shares immediately prior to the effectiveness of the Reverse Stock Split will cease to have any rights with respect to such common shares and will only have the right to receive the Cash Payment cash in lieu of the fractional share to which such shareholder of record would otherwise be entitled. No service charges will be payable by stockholders in connection with the exchange of certificates or the issuance of new stock or Cash Payments, all the expenses of which will be borne by the Company. Promptly following the Effective Date, you will be furnished the necessary materials and instructions to effect such exchange (and to receive the Cash Payment, if applicable). Certificates representing shares of Class A Stock and Class B Stock subsequently presented for transfer to a third party will not be transferred on the books and records of the Company until the certificates representing the shares have been exchanged for the Cash Payment or certificates representing shares of new Class A Stock or new Class B Stock (as applicable).

Company Stock Options and Warrants

     At the Effective Date, each option outstanding of Class A Stock shall be adjusted to reflect the right to receive one or more shares of new Class A Stock on a 20-for-1 basis. There are no outstanding warrants.


Certain  Effects  of  Reverse Stock Split Proposal  on  the  Company's
Stockholders

     1. Rights, Preferences and Limitations. There are no material differences between the respective rights, preferences or limitations of the existing Class A Stock and Class B Stock and the "new" Class A Stock and the "new" Class B Stock.

     2. Financial Effect. The Reverse Stock Split and the expenditures for professional fees and other expenses related to the transaction will not have a material effect on the Company's balance sheet, statement of income, earnings per share, ratio of earnings to fix charges or book value per share. The expenditures have been estimated
as  follows:   cash payment for fractional shares - $5,000;  fees  and
expenses of legal counsel - $8,000; fees and expenses of accountants - $3,500; printing and postage - $2,000; and miscellaneous - $1,000. The only consideration to be paid will be the Cash Payment, to be paid for shares that would otherwise be converted into fractional shares.
We will use the Company's cash-on-hand as the sole source of funds for the expenditures for professional fees and other expenses related to the transaction.

     3. Effect on Market for Shares. The Company estimates that the number of shares of new Class A Stock and new Class B Stock outstanding after the Reverse Stock Split, if effected, will be as follows:

          Class          Number of Shares         Number of Shareholders
         -------        ------------------       ------------------------
          Class A            116,385                        110
          Class B             25,107                          2

The new Class A Stock will continue to be traded on the OTC Electronic Bulletin Board under the symbol "LUCR." However, if the Board terminates registration of the new Class A Stock under the 1934 Act, which is its intention, there will no longer be a public market for the new Class A Stock. See also the information contained below in the subsection captioned "Termination of 1934 Act Registration of Class A Stock."

     The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its then stockholders. Persons who continue as stockholders following implementation of the Reverse Stock Split proposal will not have any preemptive or other preferential rights to purchase any of the
Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such stockholder.

     4. Securities Laws Relating to the New Class A Stock. The Com-pany has not filed with the SEC a registration statement under the Securities Act of 1933 (the "1933 Act") for the registration of the new Class A Stock to be issued and exchanged pursuant to the Reverse Stock Split proposal. Instead, the new Class A Stock will be issued in reliance on exemptions contained in Section 3(a)(9) and Rule 145(a)(1) under the 1933 Act. Upon consummation of the Reverse Stock Split, the new Class A Stock are expected to be freely transferable under the 1933 Act by those stockholders of the Company not deemed to be "affiliates" of the Company. Shares of new Class A Stock acquired by persons who are "affiliates" of the Company will be subject to the resale restrictions of Rule 144 under the 1933 Act.

     5. Termination of 1934 Act Registration of Class A Stock. The Reverse Stock Split proposal will affect the public registration of the new Class A Stock with the SEC under the 1934 Act, as the Company intends to terminate this registration as soon as practicable after approval of the Reverse Stock Split proposal by the stockholders. Registration under the 1934 Act may be terminated by the Company if the Class A Stock is no longer held by 300 or more stockholders of record. Termination of registration of the Class A Stock under the 1934 Act would substantially reduce the information required to be furnished by the Company to its stockholder and to the SEC and would make certain provisions of the 1934 Act, such as proxy statement disclosure in connection with stockholder meetings and the related requirement of an annual report to stockholders, no longer applicable to the Company.

     With respect to the executive officers and directors of the Company, in the event of the intended termination of registration of the Class A Stock under the 1934 Act: (a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the 1934 Act, including without limitation the reporting and short-swing profit provisions of
Section 16 of, and (b) executive officers, directors and other affiliates of the Company may be deprived of the ability to dispose of shares of Class A Stock pursuant to Rule 144 under the 1933 Act. Upon termination of 1934 Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws. See also the information contained above in the section captioned "Securities Laws Relating to the New Class A Stock."

Material Federal Income Tax Consequences

     We summarize below the material federal income tax consequences to the Company and stockholders resulting from the Reverse Stock Split proposal. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary is not binding on the Internal Revenue Service (the "IRS"). There can be no assurance and none is given that the IRS or the courts will not adopt a position that is contrary to the statements contained in this summary. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances, and many stockholders may be subject to special tax rules. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

     This  summary  also assumes that you are a one of the  following:
(i) a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its sources; (iv) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (v) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation. This summary also assumes that you have held and will continue to hold your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended.

     We  believe  that  the  Reverse Stock Split  proposal  should  be treated  as  a  tax-free  "recapitalization" for  federal  income  tax purposes. This should result in no material federal income tax consequences to the Company. If you continue to hold new Class A Stock after the Reverse Stock Split, you should not recognize any gain or loss in the Reverse Stock Split, and you should have the same adjusted tax basis and holding period in your new stock as you had in your stock immediately prior to the Reverse Stock Split.

     The receipt by a stockholder of a Cash Payment in lieu of a fractional new share pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. Accordingly, a stockholder who receives cash in lieu of a fractional new share should recognize gain or loss equal to the difference between the amount of cash received and the portion of the aggregate tax basis in his or her shares of common stock allocable to the fractional new share interest for which he or she received cash. If the shares of your stock were held as a capital asset on the Effective Date, then the stockholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the stockholder's holding period for the shares of common stock is longer than one year.

Appraisal Rights; Escheat Laws

     There are no appraisal rights for any stockholder who dissents from approval of the Reverse Stock Split proposal under the Company's governance documents. Also, the Company concluded that there are no appraisal rights for any stockholder who dissents from approval of the Reverse Stock Split proposal under Florida General Corporation law. We refer you, however, to Sections 607.1302 and 607.0604 of the Florida Statutes which respectively proscribe the rights of shareholders to dissent and general treatment of fractional shares.
Section 607.0604 (5) of the Florida Statutes states that, "when a corporation is to pay in money the value of fractions of a share, the good faith judgment of the board of directors as to the fair value shall be conclusive." There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

     Stockholders whose shares are eliminated and whose addresses are unknown to the Company, or who do not return their stock certificates and request payment, generally have a certain number of years from the date of the Reverse Stock Split to claim the Cash Payment payable to them. If no claim is made within this period, state law generally provides that these payments are deemed abandoned and forfeit to the state. The state law of the state of the last known residence of the stockholder, as shown on Company records, usually governs. In Florida, this holding period is 5 years, but the exact number of years may vary from state to state.

Intention to Terminate Public Registration

     The Company intends to terminate public registration of the new Class A Stock with the SEC under the 1934 Act as soon as practicable after approval of the Reverse Stock Split proposal by the stockholders. Stockholders should note that the decision by the Board to terminate 1934 Act registration does not require stockholder approval and will not be voted on at the Special Meeting. Further, there is no assurance that the number of such stockholders will be fewer than 300 following the Effective Date. While the Company intends to cease public registration of its Class A Stock following the Reverse Stock Split, the Board may choose not to implement this strategy if the Board determines that it is not then in the best interests of the Company and its stockholders given the then existing market conditions. See also the discussion of this issue in the section contained herein captioned "Fairness of Reverse Stock Split Proposal."

     The Board recommends that you vote FOR the Reverse Stock Split proposal. Proxies solicited by the Board will be voted FOR this Reverse Stock Split proposal, unless you specify otherwise in your proxy.

                              MANAGEMENT

     David M. Barnett has served as Vice President of Marketing since October 1993. Prior to his appointment as a Vice President, he served as the director of sales and marketing from February 1991. Before joining the Company, Mr. Barnett was employed in the advertising industry in several positions and left as an account service executive. Mr. Barnett is a graduate of North Carolina State University in 1988.

     Anthony J. Beisler, III has been a director of the Company since 1991. He practices law, specializing in insurance defense, with Beisler & Beisler, Fort Lauderdale, Florida and has practiced law in excess of twenty years. He is not actively engaged in the day to day operations of the Company.

     Kendall A. Carr is the Vice President of Finance and Chief Financial Officer for the Company. He started with the Company in January 1996 at which time he was appointed to his current position. Mr. Carr served as Controller for Limitorque Corporation from 1988 until 1993. From 1993 through 1994, Mr. Carr served as the Chief Financial Officer for Walter Kidde Portable Equipment, Inc. and in 1995 he served as the Controller of Precision Concepts, Inc. He graduated summa cum laude from SUNY at Buffalo in 1978, and received his MBA from James Madison University in 1988. He is a licensed CPA.

     Jerry B. Conway is co-founder of the Company and has been the President, Chief Operating Officer, and Director of the Company since the Company was organized in 1990. He is an executive officer and director of each of the Company's subsidiaries, as well as President and principal shareholder of CFA Management Inc. and Navigator. Mr. Conway oversees and directs the management of the Company. He has worked in the retail service industry for over twenty-six years, and has been involved specifically with Jiffy Lube since 1986. Mr. Conway is a high honor graduate, Beta Gamma Sigma, of Michigan State University in 1977. He also chairs several committees as well as serves on the Board of Directors of JLAF (Jiffy Lube Association of Franchisees). Mr. Conway is also President of OH Distributors, Inc.

     Stephen P. Conway is co-founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company was organized in 1990. He is an executive officer and director of each of the Company's subsidiaries as well as the Vice President and a principal shareholder of CFA Management, Inc. and Navigator, which provide management services to the Company's subsidiaries. Mr. Conway is a shareholder and officer of Fiduciary Asset Management, Inc., Boca Raton, Florida, a Registered Investment Adviser, and a principal of Financial Assets Corporation, a securities broker-dealer in Boca Raton. Mr. Conway is also Vice President of OH Distributors, Inc.

     Michael D. Davis has served the Company as the Vice President of Administration since July 1998. Prior to his appointment as Vice President he served as Director of Administration for the Company from January 1996. Prior to joining the Company Mr. Davis served as the Assistant Controller for Hooters of America, Inc. from 1991 through 1994. Mr. Davis graduated magna cum laude from Berry College in 1990 and received his MBA from the University of Georgia in 1995.

     D. Fredrico Fazio has been a director of the Company since 1991. He is the managing partner of the civil trial law firm of Fazio, Dawson, DiSalvo, Cannon, Abers & Podrecca, in Fort Lauderdale, Florida and has practiced law in excess of twenty years. Mr. Fazio is also involved in real estate development in Fort Lauderdale, Florida. He is not actively engaged in the day to day operations of the Company.

     Martin Kauffman has served the Company as the Controller since 1987. He has had extensive financial experience during his previous twenty-year employment with Exxon Corporation. Mr. Kauffman is a licensed CPA, and is a graduate of Rutgers University.

     James D. Ridout has served as the Vice President of Operations since 1993. Prior to his appointment as Vice President, he served as Director of Operations, Regional Sales and Operations Manager, District Sales and Operations Manager and Store Manager for the
Company. Mr. Ridout has been with the Company since 1987, and has worked in the quick lube industry since 1983.

     Douglas W. Roan has served as the Vice President of Development and Purchasing since October 1993. Prior to his appointment as Vice President he served as Director of Development for the Company from 1987. Mr. Roan has worked in the construction, development and purchasing industries for over twenty-seven years in various regions of the United States.

     Richard L. Rubin was appointed director on April 6, 1999. He is a sales and marketing specialist for a telecommunications company, ArtSelect, Inc. Prior to his experience in telecommunications, Mr. Rubin was involved in sales and marketing of commercial real estate and real estate private placements. He is not actively engaged in the day to day operations of the Company.

     R. Lewis Stanford was appointed director on April 6, 1999. He is the Vice President and General Counsel for the Company since September 1995. From 1992 until joining the Company, Mr. Stanford was associated with the law firm of Moore & Van Allen, PLLC, where he had a general corporate practice. Mr. Stanford graduated with highest honors and highest distinction from the University of North Carolina at Chapel Hill and received his JD with honors from the University of North Carolina School of Law in 1992. Mr. Stanford has worked in the auto industry and legal profession for eighteen years.


                     SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of December 31, 2000 by: (i) each person known to the Company to beneficially own more that 5% of the Class A Stock and Class B Stock; (ii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

Class A Common Stock
---------------------

                                        Numberof Shares       Number of Shares        Total          Percent
     Name                               Directly Owned      Beneficially Owned       Shares         of Class
    ------                             -----------------    --------------------     --------       ----------
Stephen P. Conway (5)                         7,300                 828,277 (1)      835,577          35.8%
 790 Pershing Road
 Raleigh, North Carolina 27608

Jerry B. Conway (5)                         150,430                 826,277(2)       976,707          41.9%
 790 Pershing Road
 Raleigh, North Carolina 27608

D. Fredrico Fazio                           302,159                       0          302,159          13.0%
 633 South Andrews Avenue
 Suite 500
 Fort Lauderdale, Florida 33301

Anthony J. Beisler, III                      46,082                  39,060 (3)       85,142           3.6%
 1001 Northeast 26th Street
 Fort Lauderdale, Florida 33305

Pennzoil Products Company                   759,477 (4)                   0          759,477 (4)      32.6%
 Pennzoil Place
 Post Office Box 2967
 Houston, Texas 77252-2967

Kathleen D. Conway (5)                      202,229                       0          202,229           8.7%
 P.O. Box 2091
 Blowing Rock, North Carolina 28605

Richard L Rubin                                 500                       0              500           0.0%
 503 East Fillmore
 Fairfield, Iowa 52556

R. Lewis Stanford                             4,600                       0            4,600           0.2%
 790 Pershing Road
 Raleigh, North Carolina 27608

All directors and executive                 520,818                 839,337        1,360,155          58.3%
 officers as a group (12 persons)


Class B Common Stock
---------------------

                                          Number of Shares            Percent
     Name                                  Directly Owned             of Class
     ----                                -----------------            --------
Stephen P. Conway (5)                         292,409                   58.2%
 790 Pershing Road
 Raleigh, North Carolina 27608

Jerry B. Conway (5)                           209,746                   41.8%
 790 Pershing Road
 Raleigh, North Carolina 27608


All directors and executive                   502,155                  100.0%
 officers as a group (10 persons)

1.    Includes  (i)  2,000 shares held as custodian for his  children;
  (ii) 66,800 shares held by Navigator Management, Inc. ("Navigator") and CFA Management, Inc. both of which are owned 50%; and (iii) the jointly held irrevocable proxy to vote 759,477 shares of Class A Stock, as described more fully below in footnote 4.

2. Includes (i) 66,800 shares held by Navigator and CFA Management, Inc. both of which are owned 50% and (ii) the jointly held irrevocable proxy to vote 759,477 shares of Class A Stock, as more fully described below in footnote 4.

3.    Includes (i) 45,582 shares held jointly with Mr. Beisler's wife,
  (ii) 14,550 shares held by the Anthony J. Beisler, III P.A. Money Purchase Pension Trust, and (iii) 24,510 shares held by Anthony J. Beisler, III P.A. Profit Sharing Trust.

4. Pursuant to the grant of an irrevocable proxy dated May 30, 1996, Messrs. Stephen P. Conway and Jerry B. Conway, or either of them, are entitled to vote these 759,477 shares of Class A Stock on the proposed amendment.

5.    Stephen  P.  Conway and Jerry B. Conway are brothers.   Kathleen
  Conway is the former wife of Stephen P. Conway.

                      CERTAIN MARKET INFORMATION
     The Class A Common Stock trades on the over-the-counter The following is the high and low sales prices for the Class A Common Stock for each quarter during the past two years:

     Quarter                  High      Low

     Second 1998              6.88      3.88
     Third 1998               6.75      4.75
     Fourth 1998              6.00      4.00

     First 1999               5.00      3.50
     Second 1999              4.94      3.94
     Third 1999               5.25      3.06
     Fourth 1999              4.25      1.75

     First 2000               4.13      1.38
     Second 2000              3.25      1.53
     Third 2000               1.75       .88
     Fourth 2000              1.63       .28
                    FINANCIAL AND OTHER INFORMATION

      The information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the financial statements contained under the caption "Selected Financial Data" on page 7 therein, along with the Company's Quarterly Report on Form 10-Q for the third fiscal quarter ended September 30, 2000, both of which have been filed with the Securities and Exchange Commission, are incorporated herein by reference. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains information that we file electronically with the SEC.



                              By Order of the Board of Directors,

                              /s/ Stephen P. Conway
                              ------------------------------------
                              Stephen P. Conway,
                              Chairman and Chief Executive Officer
Raleigh, North Carolina

                              Appendix A


                         ARTICLES OF AMENDMENT
                                TO THE
                         AMENDED AND RESTATED
                       ARTICLES OF INCORPORATION
                                  OF
                              LUCOR, INC.

           -------------------------------------------------

     Pursuant to General Corporation Law of the State of Florida, the undersigned, being the Chairman of the Board of Directors of Lucor, Inc., a Florida corporation (the "Corporation"), does hereby execute these Articles of Amendment to the Amended and Restated Articles of Incorporation of Lucor, Inc., on behalf of the Corporation, and certify as follows:

     1.   The name of the corporation is Lucor, Inc. (the "Corporation").

     2. Article III of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted in its entirety, with the following substituted in its place:

               The aggregate number of shares which this Corporation shall have the authority to issue is 5,375,000, of which 250,000 shares, at the par value of $.40 each share, will be designated Class A Common Stock; 125,000 shares at the par value of $.40 each per share shall be designated Class B Common Stock; and 5,000,000 shares at the par value of $.02 each per share shall be designated Preferred Shares.

     3. Upon the effectiveness of the foregoing amendment, (i) each twenty outstanding shares of Class A Common Stock of the Corporation, par value $.02, shall be combined into one share of Class A Common Stock of the Corporation, par value $.40, and (ii) each twenty outstanding shares of Class B Common Stock of the Corporation, par value $.02, shall be combined into one share of Class B Common Stock of the Corporation, par value $.40. Outstanding shares of Class A Common Stock and Class B Common Stock, each with a par value of $.02, which would otherwise be respectively converted into a fractional share of Class A Common Stock or Class B Common Stock of the Corporation, each with a par value of $.40, will be cancelled, with the holders of such shares receiving cash payment equal to such share's fair value as determined in the good faith judgment of the Corporation's Board of Directors.

     4. The date of adoption of the resolution approving the combination of shares of this Corporation set forth in the foregoing amendment is
     __________________.

     5. The foregoing amendment was required to be approved by the shareholders of the Corporation and the number of votes cast for the amendment by the shareholders was sufficient for approval in accordance with Florida General Corporation Law.

     IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors of the Corporation has cause these Articles of Amendment to the Amended and Restated Articles of Incorporation of Lucor, Inc., as of this ____ day of_______________.

                                   LUCOR, INC.



                                   By:____________________________
                                        Stephen P. Conway,
                                        Chairman and
                                        Chief Executive Officer


     ATTEST:


     By: _______________________________
         R. Lewis Stanford
        Assistant Secretary


          [CORPORATE SEAL]

                              LUCOR, INC.

                     PROXY SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF LUCOR, INC.


      The undersigned hereby appoints Stephen P. Conway and Jerry B. Conway, and each of them, proxies, with power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Lucor, Inc. (the "Company"), to be held at 2:00 p.m., local time, on ___________________, at the Company's headquarters located at 790 Pershing Road, Raleigh, North Carolina, 27608, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.



(1)    Reverse Stock Split

          _____Vote FOR  ____Vote AGAINST    ___ABSTAIN


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT DESCRIBED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.


                    If signing as attorney, administrator, executor, guardian, trustee or as a custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership's name.


                    X_________________________________________________


                    Printed
                    Name______________________________________________



                    X_________________________________________________

                    Printed
                    Name______________________________________________



                    Dated
                    __________________________________________________